UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 24, 2015

NiSource Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16189	35-2108964
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana	46410
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (877) 647-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
NiSource Inc. (the “Company”) announced that it has appointed Donald Brown as an executive vice president in its Finance organization effective April 6, 2015. He is expected to be appointed chief financial officer of the Company, effective upon the completion of the previously announced separation of the Company and Columbia Pipeline Group. The separation is expected to be completed in mid-2015.

Prior to this appointment, Mr. Brown, age 43, served as vice president and chief financial officer at UGI Utilities, a division of UGI Corporation since 2010. From 2005 to 2010 he served as a director of Treasury Services at UGI Corporation and controller at UGI Utilities. Prior to joining UGI, he served in a variety of financial leadership and consulting roles at Constellation Energy, Progress Energy and Deloitte & Touche LLP.

As a result of his new appointment, Mr. Brown is being compensated pursuant to the terms of a letter agreement dated March 17, 2015, by and between Mr. Brown and the Company (the "Employment Agreement"). The Employment Agreement provides that Mr. Brown’s annual base salary is $450,000 and that he will participate in the Company’s performance-based annual short-term incentive plan with a target bonus opportunity for 2015 of 60% of his annual base salary, with a range of 25% to 95%. He will receive a signing bonus of $75,000, and he will be granted a long-term equity incentive award of restricted stock units under the 2010 Omnibus Incentive Plan with a value on the date of grant equal to $750,000, which vests in 2018. He will also receive a one-time long-term equity incentive award of restricted stock units under such plan with a value on the date of grant equal to $510,000, one-third of which vests on the first anniversary of his employment, and the other two-thirds vests on the second anniversary of his employment. Mr. Brown will also be entitled to participate in the Company’s benefit plans, the Executive Severance Policy and, subject to approval of the Officer Nomination and Compensation Committee, a change in control agreement on substantially the same terms as those for other Company senior executives.

The Company’s press release dated March 24, 2015 is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release, dated March 24, 2015, issued by NiSource Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NiSource Inc.
(Registrant)

Date: March 25, 2015	By:	/s/ Carrie J. Hightman
Carrie J. Hightman
Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated March 24, 2015, issued by NiSource Inc.